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Exhibit 10.10.2

SECOND AMENDMENT TO CREDIT AGREEMENT

        THIS SECOND AMENDMENT TO CREDIT AGREEMENT (the "Second Amendment") is made effective as of the 14th day of January, 2002, between MOVIE GALLERY, INC., a Delaware corporation (the "Borrower"), and SOUTHTRUST BANK, an Alabama banking corporation, as Agent (the "Agent"). Capitalized terms used herein but not defined shall have the meanings as set forth in the Credit Agreement, as amended (as hereinafter defined).

        WHEREAS, pursuant to that certain Credit Agreement dated as of June 27, 2001, among Borrower, Agent, and the other Lender Parties a party thereto (the "Credit Agreement"), Lenders made available to Borrower, subject to the terms and conditions thereof, (i) the Revolving Loan in the initial principal amount of up to Sixty-Five Million and 00/100 Dollars ($65,000,000.00), and (ii) the Swing Line Loan of up to Five Million and 00/100 Dollars ($5,000,000.00); and

        WHEREAS, pursuant to that certain First Amendment to Credit Agreement dated as of September 25, 2001 (the "First Amendment"), the Credit Agreement was amended in order to amend Section 8.8 of the Credit Agreement, pertaining to Hedge Agreements (the Credit Agreement, as amended by the First Amendment, hereinafter referred to as the "Credit Agreement, as amended"); and

        WHEREAS, Agent and Borrower have agreed to amend the Credit Agreement, as amended, in order to amend the definition of "Permitted Acquisition", as hereinafter provided.

        NOW, THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree that the Credit Agreement, as amended, is hereby amended as follows:

        1.    The Credit Agreement, as amended, is hereby amended by deleting the definition of "Permitted Acquisition" in its entirety, and by substituting the following new definition in lieu thereof:

          "Permitted Acquisition" means any Acquisition if (i) the business acquired is a Permitted Line of Business; (ii) any securities given as consideration therewith are securities of Borrower; (iii) immediately after the Acquisition, the business so acquired (and the assets constituting such business) shall be owned and operated by Borrower or a wholly-owned Subsidiary of Borrower (provided that, with respect to the Video Update Acquisition, Borrower shall be allowed a period of up to 30 days (or such longer period of time of up to 90 days if approved by Agent) for the business so acquired to be wholly-owned by Borrower or a wholly-owned Subsidiary of Borrower, provided that immediately after the Acquisition, Borrower shall own or control at least 90% of the Voting Power of the entity owing the assets the subject of the Video Update Acquisition); (iv) no Default shall have occurred and be continuing at the time of the consummation of such Acquisition or would exist immediately after such Acquisition; (v) other than the Video Update Acquisition, the Acquisition Amount paid or payable in connection therewith, together with the consideration paid for all other Acquisitions during the applicable Trailing Reference Period, shall not exceed $35,000,000 (excluding therefrom the Video Update Acquisition); and (vi) other than the Video Update Acquisition, to the extent paid or payable in cash, the Acquisition Amount paid with respect thereto, together with the consideration paid for all other Acquisitions during the applicable Trailing Reference Period, shall not exceed $22,500,000 (excluding therefrom the Video Update Acquisition).

        2.    The Credit Agreement, as amended, is hereby amended by deleting Exhibit "B" to the Credit Agreement, as amended, in its entirety, and by substituting in lieu thereof the Exhibit "B" attached to this Second Amendment.

        3.    As a condition to the effectiveness of this Second Amendment: (a) Borrower shall reimburse the Lender Parties for all of the Lender Parties' fees and expenses, including, but not limited to, any and all filing fees, recording fees, and reasonable expenses and fees of the Lender Parties' legal counsel, incurred in connection with the preparation, amendment, modification or enforcement of this Second Amendment, the Credit Agreement, as amended, and any and all documents executed and delivered in connection herewith or therewith; (b) Borrower shall execute and deliver to Agent all further documents and perform all other acts which Agent reasonably deems necessary or appropriate to perfect or protect its security for the Loans; and (c) Borrower shall have delivered to Agent such other documentation, if any, as may be requested by Agent to satisfy Agent that this Second Amendment, and all other documents and instruments executed by Borrower in connection with this Second Amendment or in furtherance hereof have each been duly authorized, executed and delivered on behalf of Borrower, and constitute valid and binding obligations of Borrower.

        4.    Borrower represents and warrants to Agent that all representations and warranties given by Borrower in Article VII of the Credit Agreement, as amended, are true and correct as of the date hereof, except to the extent affected by this Second Amendment. Borrower represents and warrants to Agent that Borrower is in full compliance with all of the covenants of Borrower contained in Articles VIII, IX and X of the Credit Agreement, as amended, except to the extent affected by this Second Amendment.

        5.    Except as heretofore or herein expressly modified, or as may otherwise be inconsistent with the terms of this Second Amendment (in which case the terms and conditions of this Second Amendment shall govern), all terms of the Credit Agreement, as amended, and all documents and instruments executed and delivered in furtherance thereof shall be and remain in full force and effect, and the same are hereby ratified and confirmed in all respects.

        6.    The undersigned Guarantors execute this Second Amendment to expressly evidence their assent to all the terms of the Credit Agreement, as amended, and this Second Amendment, and to further acknowledge and agree that the Guaranty remains in full force and effect and that the "Guaranteed Obligations" under the Guaranty shall include, without limitation, all obligations of Borrower under the Credit Agreement, as amended, and as amended by this Second Amendment.

        IN WITNESS WHEREOF, this Second Amendment has been duly executed as of the day and year first above written.

BORROWER:
MOVIE GALLERY, INC.

By:	/s/ S. PAGE TODD
Its:	Senior Vice President

GUARANTORS:
M.G.A., INC.

By:	/s/ S. PAGE TODD
Its:	Senior Vice President

MOVIEGALLERY.COM, INC.

By:	/s/ S. PAGE TODD
Its:	Senior Vice President

MOVIE GALLERY FINANCE, INC.

By:	/s/ S. PAGE TODD
Its:	Vice President

AGENT:
SOUTHTRUST BANK, as Agent

By:	/s/ STUART JOHNSON
Its:	Commercial Loan Officer

EXHIBIT B

COMPLIANCE CERTIFICATE

To:	SouthTrust Bank P.O. Box 2554 Birmingham, Alabama 35290 Attention: Corporate Banking Department

        Reference is made to that certain Credit Agreement dated as of June 27, 2001 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among Movie Gallery, Inc. (the "Borrower"), the Agent and the other Lender Parties (both as defined in the Credit Agreement). Terms defined in the Credit Agreement are used herein with the same meaning.

A.
Set forth below (and on the attached covenant compliance worksheets) is the financial data and computation evidencing Borrower's compliance with the financial covenants set forth in the Credit Agreement.

(1)	Leverage Ratio	(1)

(2)	Interest Coverage Ratio	(2)

(3)	Fixed Charge Coverage	(3)

(4)	Net Worth	(4)

(5)	Permitted Acquisitions	(5)

B.
Attached hereto are copies of the financial statements required under Section 8.1 of the Credit Agreement.

C.
The undersigned is the chief financial officer of the Borrower, and hereby certifies that the information contained herein and attached hereto is true and correct, and that I have individually reviewed the provisions of the Credit Agreement and the activities of the Borrower and its Subsidiaries through the period covered by this report with a view to determining whether the Borrower has kept, observed, performed and fulfilled all of its obligations under the Credit Agreement, and to the best of my knowledge, the Borrower has observed and performed each and every undertaking contained in the Credit Agreement, there has occurred no Material Adverse Change since the date of the Credit Agreement, and there does not exist on the date hereof a Default, except as follows:

        Executed this            day of                        , 20    .

Print Name:

(1)
Requirement - Not more than 2.5 to 1.0 through 1/6/2002 and 2.0 to 1.0 thereafter.

(2)
Requirement - Not less than 3.5 to 1.0 through 1/6/2002 and 4.0 to 1.0 thereafter.

(3)
Requirement - Not less than 1.05 to 1.0.

(4)
Requirement - $125,000,000 plus 75% of Net Income per quarter, plus 100% of increases in capital, less 100% of stock repurchases, but not less than $109,000,000.

(5)
Requirement - Limited to $22,500,000 cash and $35,000,000 total during each Trailing Reference Period.

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SECOND AMENDMENT TO CREDIT AGREEMENT
EXHIBIT B
COMPLIANCE CERTIFICATE